EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Amendment 2 of Huixin Waste Water Solutions, Inc ., of our report dated April 15, 2011, with respect to the consolidated financial statements of Huixin Waste Water Solutions, Inc . as of and for the years ended December 31 , 2010 and 2009. We also consent to the reference to our firm under the Caption "Experts" in such Registration Statement.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
February 6 , 2012